UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Two Harbors Investment Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2019 ANNUAL MEETING AND PROXY STATEMENT April 2, 2019 | NYSE: TWO

April 2, 2019

Dear Fellow Stockholders:

On behalf of the Board of Directors of Two Harbors Investment Corp., it is my pleasure to invite you to the 2019 Annual Meeting of Stockholders, which will be conducted virtually via live webcast, on Thursday, May 16, 2019, at 10:00 a.m. Eastern Daylight Time. We believe that hosting a virtual meeting makes our Annual Meeting more accessible by enabling stockholders to participate fully, and equally, from any location at no cost.

2018 was a transformative year for Two Harbors. We completed the acquisition of CYS Investments, Inc., generated strong Core Earnings, declared dividends above our cohort average, drove our expenses lower and continued to grow and achieve operating efficiencies in our mortgage servicing rights platform. Going forward, we aim to continue generating strong earnings while maintaining an emphasis on risk management.

It is important that your shares of common stock be represented at our Annual Meeting, regardless of the number of shares you hold and whether or not you plan to attend the virtual meeting. Accordingly, we encourage you to authorize your vote as soon as possible by following the instructions contained in the Notice of Internet Availability of Proxy Materials that you receive for our Annual Meeting.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the business to be conducted at the Annual Meeting and details regarding access to the Annual Meeting webcast. Consistent with prior years, we will be using the “Notice and Access” method of furnishing proxy materials to you over the Internet. This process provides you with a convenient and quick way to access our proxy materials and vote your shares, while allowing us to reduce the environmental impact of our Annual Meeting and the costs of printing and distributing the proxy materials. On or about April 2, 2019, we will commence mailing a Notice of Internet Availability of Proxy Materials, which contains information regarding how to access our proxy materials and vote.

We hope you are able to attend our virtual Annual Meeting in May. As always, please let us know if you have any questions. We appreciate your support and the confidence demonstrated by your investment in Two Harbors.

Sincerely,

Thomas E. Siering

President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 16, 2019

Time:	10:00 a.m. Eastern Daylight Time

Website:	www.virtualshareholdermeeting.com/TWO2019

Agenda:

(1)  To elect as directors the nine nominees named in the accompanying Proxy Statement, each to serve until our next annual meeting of stockholders and until his or her successor is elected and qualified;

(2) To hold an advisory vote relating to the compensation of our executive officers;

(3) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019; and

(4) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date:	You may vote at the Annual Meeting if you were a holder of record of our common stock as of the close of business on March 22, 2019.

Proxy Materials:

On or about April 2, 2019, we expect to begin mailing a Notice of Internet Availability of Proxy Materials, which contains information regarding how to access our proxy materials and vote. Our Proxy Statement and 2018 Annual Report are available at www.proxyvote.com.

Admission:

You may participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/TWO2019. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Questions:	You may submit a question prior to the Annual Meeting online at www.proxyvote.com or during the Annual Meeting at www.virtualshareholdermeeting.com/TWO2019.

BY ORDER OF THE BOARD OF DIRECTORS,

Rebecca B. Sandberg Vice President, General Counsel and Secretary April 2, 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2019:

Our Proxy Statement and 2018 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, are available at www.proxyvote.com.

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PROXY STATEMENT: EXECUTIVE SUMMARY

This executive summary highlights certain information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider. You are encouraged to read the entire proxy statement carefully before voting. Page references are provided to help you find further information in this proxy statement.

2019 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Thursday, May 16, 2019 | 10:00 a.m. Eastern Daylight Time

Website:	www.virtualshareholdermeeting.com/TWO2019

Voting Eligibility:	Common stockholders as of the record date of March 22, 2019

VOTING MATTERS
Proposal (Page Number)	Board Recommendation

1. Election of nine directors (p. 11)	FOR all nominees
2. Advisory vote relating to executive compensation (p. 44)	FOR
3. Ratification of Ernst & Young LLP as our independent registered public accounting firm (p. 45)	FOR

CASTING YOUR VOTE PRIOR TO THE ANNUAL MEETING

Each share of common stock outstanding on the record date is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on at our Annual Meeting. You may cast your vote by:

 Internet www.proxyvote.com                                Telephone                                            Mail

The deadline for voting in advance of the Annual Meeting is 11:59 p.m. Eastern Daylight Time on May 15, 2019. For details on how to cast your vote, see “General Information about the Annual Meeting.”

CASTING YOUR VOTE DURING THE ANNUAL MEETING

You may vote during the Annual Meeting by logging in to www.virtualshareholdermeeting.com/TWO2019 and following the instructions provided. You will need the 16-digit control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

2018 PERFORMANCE HIGHLIGHTS

TRANSFORMATIVE YEAR FOR THE COMPANY

✓         Completed the acquisition of CYS Investments, Inc. (“CYS”), growing the company’s market capitalization and equity base, increasing the liquidity of the company’s stock and driving expenses lower.

✓              Generated strong Core Earnings(1) and competitive average dividend yield of 12.8% in 2018.

✓           Achieved substantial scale and operating efficiencies in our mortgage servicing rights (“MSR”) platform, growing MSR portfolio by approximately 60% year-over-year.

DELIVERING TOTAL STOCKHOLDER RETURN

Since inception, we have generated a total stockholder return of 176%, outperforming the Bloomberg REIT Mortgage Index by over 50%.

(1)            Core Earnings is a non-U.S. GAAP measure that we define as comprehensive (loss) income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains and losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock and restructuring charges) and transaction costs associated with the acquisition of CYS. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. “Dollar roll income” is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. We believe the presentation of Core Earnings, including dollar roll income, provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REIT.

(2)           Two Harbors’ total stockholder return is calculated for the period October 29, 2009 through December 31, 2018. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg.

(3)            Bloomberg REIT Mortgage Index total stockholder return for the period October 29, 2009 through December 31, 2018. The Bloomberg REIT Mortgage Index tracks publicly traded REITs whose principal business consists of originating, servicing or investing in residential mortgage interests. The index uses a modified market capitalization weighted methodology, and components are reviewed quarterly for eligibility. Source: Bloomberg.

GENERAL INFORMATION ABOUT THE 2019 ANNUAL MEETING AND VOTING

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 16, 2019

This Proxy Statement and our 2018 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, are available at www.proxyvote.com.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to the holders of our common stock as of the close of business on March 22, 2019. All common stockholders will be able to access our proxy materials on the website referred to in the Notice of Availability (www.proxyvote.com) or request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or request a printed copy of our proxy materials may be found in the Notice of Availability.

We anticipate that the Notice of Availability will be mailed to common stockholders beginning on or about April 2, 2019.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following matters:

(1)   To elect as directors the nine individuals named in this proxy statement, each to serve until our next annual meeting of stockholders and until his or her successor is elected and qualified;

(2)   To hold an advisory vote relating to the compensation of our executive officers;

(3)   To approve the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2019; and

(4)   To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

We currently are not aware of any business to be acted upon at the Annual Meeting other than as described in this proxy statement. If, however, other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares of common stock or act on those matters according to their best judgment.

Why is the company holding a virtual Annual Meeting?

We have elected to conduct our Annual Meeting in a virtual format in order to better facilitate stockholder participation by enabling stockholders to participate fully, and equally, from any location at no cost. We believe this approach increases our ability to engage with all stockholders, regardless of size, resources or physical location, and also provides cost savings for the company. We have designed this virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the online format allows stockholders to communicate with us in advance of, and during, the meeting so they can ask any questions of management and our Board of Directors.

Who is entitled to vote at the Annual Meeting?

Our Board of Directors has set March 22, 2019, as the record date for the Annual Meeting. This means that the holders of our common stock as of the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting and any postponements or adjournments thereof. On the record date, there were 272,822,876 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

A list of the holders of our common stock as of the record date will be available at our principal executive office, during normal business hours for the ten days preceding the Annual Meeting, for examination by any registered common stockholder as of the record date for any purpose pertaining to the Annual Meeting. Our principal executive office is located at 575 Lexington Avenue, Suite 2930, New York, New York 10022.

What are my voting rights?

You are entitled to one vote for each share of our common stock held by you on the record date on all matters presented at the Annual Meeting or any adjournment or postponement thereof. There is no cumulative voting.

How many shares must be present to hold the Annual Meeting?

The presence, in person or represented by proxy, of the holders of shares of our common stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Your shares will be counted toward the quorum if you submit a proxy or vote at the Annual Meeting. Shares represented by proxies marked “abstain” and “broker non-votes” also are counted in determining whether a quorum is present.

What is a proxy?

A proxy is your designation of another person to vote shares of our common stock that you own. The person you designate is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. When you designate a proxy, you also may direct the proxy how to vote your shares. We refer to this as your “proxy vote.” Two executive officers have been designated as proxies for our Annual Meeting. These executive officers are Thomas E. Siering, our Chief Executive Officer, and Rebecca B. Sandberg, our General Counsel and Secretary.

What is a proxy statement?

A proxy statement is a document that SEC regulations require us to make available to you by Internet or, if you request, by mail when we ask you to designate proxies to vote your shares of our common stock at a meeting of our stockholders. The proxy statement includes information regarding the matters to be acted upon at the Annual Meeting and certain other information required by regulations of the SEC and rules of the New York Stock Exchange (“NYSE”).

Why did I receive a notice instead of a full set of proxy materials?

As permitted by SEC rules, we have elected to provide access to our proxy materials over the Internet, which reduces the environmental impact and costs of our Annual Meeting. Accordingly, we mailed a Notice of Availability to beneficial owners and the holders of record of our common stock who have not previously requested a printed set of proxy materials. The Notice of Availability contains instructions on how to access our proxy materials and vote online as well as instructions on how to request a printed set of proxy materials.

Why did I receive more than one notice or printed set of proxy materials?

If you receive more than one Notice of Availability or printed set of proxy materials, it likely means that you hold shares of our common stock in more than one account. To ensure that all of your shares are voted, you should vote once for each control number you receive, as described below under “How can I vote prior to the Annual Meeting?”

How can I obtain a paper copy or an electronic copy of the proxy materials?

To obtain a paper copy or an electronic copy of the proxy materials, you will need your control number, which was provided to you in the Notice of Availability or the proxy card included with your printed set of proxy materials. Once you have your control number, you may request a paper copy or an electronic copy of our proxy materials using any of the following methods: (i) visit www.proxyvote.com and enter your control number when prompted; (ii) call 1-800-579-1639 and enter your control number when prompted; or (iii) send an email requesting electronic delivery of the materials to sendmaterial@proxyvote.com.

What is the difference between a stockholder of record and a beneficial owner?

If your shares of common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered the stockholder of record with respect to those shares.

If your shares of common stock are held in a stock brokerage account, or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, trustee or nominee on how to vote the shares that you beneficially own and you are also invited to attend our Annual Meeting. However, beneficial owners generally cannot vote their shares directly because they are not the stockholder of record; instead, beneficial owners must instruct the broker, bank, trustee or other nominee how to vote their shares using the method described below under “How can I vote prior to the Annual Meeting?”

Where can I find the voting results of the Annual Meeting?

We plan to publish the final voting results in a Current Report on Form 8-K filed within four business days of the Annual Meeting. If final voting results are not available within the four business day timeframe, we plan to file a Form 8-K disclosing preliminary voting results within the required four business days, to be followed as soon as practicable by an amendment to the Form 8-K containing final voting results.

How can I vote prior to the Annual Meeting?

Stockholders of Record. If you are a holder of record of our common stock, you may vote your shares or submit a proxy to be voted at the Annual Meeting by one of the following methods:

Vote by Internet

You may authorize your proxy online via the Internet by accessing the website www.proxyvote.com and following the instructions provided on the Notice of Availability or proxy card. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time, on May 15, 2019. To vote by Internet, you will need to use the control number listed on your Notice of Availability or proxy card, which was provided to you by our vote tabulator, Broadridge Financial Solutions, Inc.; then follow the additional steps when prompted. These steps have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

Vote by Telephone

You may authorize your proxy by touch-tone telephone by calling 1-800-690-6903. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m. Eastern Daylight Time, on May 15, 2019. To vote by telephone, you will need to use the control number listed on the Notice of Availability or proxy card, which was provided to you by our vote tabulator, Broadridge Financial Solutions, Inc.; then follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

Vote by Mail

If you request paper copies of the proxy materials to be sent to you by mail, you may authorize your proxy by completing, signing and dating your proxy card and returning it in the reply envelope included with the paper proxy materials.

Beneficial Owners. If your shares of common stock are held in a stock brokerage account or by a bank, trustee or other nominee, you are considered the beneficial owner of shares held in “street name.” If you hold your shares in street name, you must vote your shares in the manner prescribed by your broker, bank, trustee or other nominee, which is similar to the voting procedures for stockholders of record. Other than ratifying the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2019, the rules do not permit your broker, bank, trustee or other nominee to vote your shares of stock on any proposal unless you provide them with specific instructions on how to vote your shares of common stock. You should instruct your broker, bank, trustee or other nominee how to vote your shares of common stock by following the directions provided by such party. However, if you request the proxy materials by mail after receiving a Notice of Availability from your broker, bank, trustee or other nominee, you will receive a voting instruction form (not a proxy card) to use in directing such party how to vote your shares.

Can I vote my shares during the Annual Meeting?

You may vote your shares during the Annual Meeting by logging in to www.virtualshareholdermeeting.com/TWO2019 and following the instructions provided. You will need the 16-digit control number included in your proxy card, voting instruction form or Notice of Availability. You will be able to vote during the Annual Meeting until such time as the Chairperson declares the polls closed.

How does the Board recommend that I vote my shares, and what vote is required for approval of each proposal at the Annual Meeting?

	Proposal	Board Recommendation	Available Voting Options	Voting Approval Standard	Effect of an Abstention	Effect of a Broker Non- Vote

1.	Election of nine directors	FOR each of the nine nominees	FOR; AGAINST; or ABSTAIN, with respect to each nominee	A nominee who receives a majority of all votes cast “for” such nominee is elected as a director	No Effect	No Effect
2.	Advisory vote relating to executive compensation	FOR	FOR; AGAINST; or ABSTAIN	Majority of all votes cast “for” the proposal	No Effect	No Effect
3.	Ratification of Ernst & Young LLP as our independent registered public accounting firm	FOR	FOR; AGAINST; or ABSTAIN	Majority of all votes cast “for” the proposal	No Effect	Not Applicable

If I submit my proxy, how will my shares of common stock be voted?

How do you hold your Shares?	How your shares will be voted if you specify how to vote:	How your shares will be voted if you do not specify how to vote:

Stockholder of Record (your shares are registered in your name)	The named proxies will vote your shares as you direct on the proxy card.

The named proxies will vote as recommended by the Board of Directors. In the case of Proposal 1, that means your shares will be voted FOR each director nominee. In the case of Proposals 2 and 3, that means your shares will be voted FOR each proposal.

Beneficial Owner (your shares are held in “street name”)	Your bank or broker will vote your shares as you direct them to.

Your bank or broker may use its discretion to vote only on items deemed by the NYSE to by “routine”, such as Proposal 3 - Ratification of Auditors. For non-routine items, such as Proposals 1 and 2, your shares will be considered “uninstructed” and result in a broker non-vote.

How are abstentions and broker non-votes treated?

Under NYSE rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on a limited number of “routine” proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A “broker non-vote” occurs when a broker or other nominee does not receive such voting instructions and does not have the discretion to vote the shares. Pursuant to Maryland law, abstentions and broker non-votes are not included in the determination of the shares of common stock voting on such matters, but are counted for quorum purposes.

The only “routine” matter to be voted on at our Annual Meeting is Proposal 3 - Ratification of Auditors. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 3.

Your vote is important. We urge you to vote, or to instruct your broker, bank, trustee or other nominee how to vote on all matters before the Annual Meeting. For more information regarding the effect of abstentions and broker non-votes on the outcome of a vote, please see “How does the Board recommend that I vote my shares, and what vote is required for approval of each Proposal at the Annual Meeting?” and “If I submit my proxy, how will my shares be voted?”

Can I change my vote after submitting my proxy?

You may change your vote at any time before the proxy is exercised. For holders of record of our common stock, if you voted by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting via the Internet during the virtual Annual Meeting or by giving written notice of such revocation to the Secretary. If you voted by Internet or telephone, you may also change your vote with a timely and valid later-dated Internet or telephone vote, as the case may be, or by voting via the Internet during the Annual Meeting. Attendance at the virtual

Annual Meeting will not have the effect of revoking a proxy unless: (i) you give proper written notice of revocation to the Secretary before the proxy is exercised; or (ii) you vote online during the Annual Meeting.

Notices of revocation of proxies should be sent to Two Harbors Investment Corp., Attention: Rebecca B. Sandberg, General Counsel and Secretary, 575 Lexington Avenue, Suite 2930, New York, New York 10022. The notice of revocation must be received no later than Wednesday, May 15, 2019.

Who will count the votes?

Broadridge Financial Solutions, Inc., our independent proxy tabulator, will count the votes and will act as our Inspector of Elections for the Annual Meeting.

How can I attend the Annual Meeting?

The Annual Meeting will be conducted virtually via the Internet on Thursday, May 16, 2019. You can attend the meeting by logging in to www.virtualshareholdermeeting.com/TWO2019 and following the instructions provided on your Notice of Availability. We recommend that you log in at least ten minutes before the Annual Meeting to ensure you are logged in when the meeting starts.

Only stockholders who own shares of our common stock as of the record date, March 22, 2019, may submit questions and vote at the Annual Meeting. You may still virtually attend the Annual Meeting if you vote by proxy in advance of the Annual Meeting.

If you wish to attend the virtual Annual Meeting at a location provided by us, our legal counsel, Stinson Leonard Street LLP, will air the webcast at its offices located at 50 South Sixth Street, Suite 2600, Minneapolis, Minnesota 55402. Please note that no members of management or the Board of Directors will be in attendance at this location and you will not have the ability to vote your shares during the Annual Meeting from this location. If you wish to attend the Annual Meeting via webcast at Stinson Leonard Street LLP’s offices, you must complete and return the Reservation Request Form found at the end of this proxy statement.

How can I submit questions for the Annual Meeting?

You may submit questions prior to the meeting at www.proxyvote.com or during the meeting by logging in to www.virtualshareholdermeeting.com/TWO2019. Questions pertinent to matters to be acted upon at the Annual Meeting as well as appropriate questions regarding the business and operations of the company will be answered during the Annual Meeting, subject to time constraints. In the interests of time and efficiency, we reserve the right to group questions of a similar nature together to facilitate the question and answer portion of the meeting. We may not be able to answer all questions submitted in the allotted time.

What is householding?

We may send a single Notice of Availability, as well as other stockholder communications, to any household at which two or more stockholders reside unless we receive other instruction from you. This practice, known as “householding,” is designed to reduce duplicate mailings and printing and postage costs, and conserve natural resources. If your Notice of Availability is being householded and you wish to receive multiple copies of the Notice of Availability, or if you are receiving multiple copies and would like to receive a single copy, you may contact:

Broadridge Financial Solutions, Inc.

Householding Department

51 Mercedes Way

Edgewood, New York 11717

1-866-540-7095

If you participate in householding and would like to receive a separate copy of our 2018 Annual Report, Notice of Availability or proxy statement, please contact Broadridge in the manner described above. Broadridge will deliver the requested documents to you promptly upon receipt of your request.

Who pays for the cost of proxy preparation and solicitation?

We will pay the cost of soliciting proxies and may make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of our common stock. We will reimburse these third parties for reasonable out-of-pocket expenses. In addition to solicitation by mail, our directors and officers may solicit proxies by telephone, electronic transmission and personally. Our directors and officers will not receive any special compensation for such services. We have retained D.F. King & Co., Inc. for an estimated fee of $8,500, plus out of pocket expenses, to assist us in soliciting proxies.

Who can help answer my questions?

If you have any questions or need assistance voting your shares or if you need additional copies of this proxy statement or the enclosed proxy card, please contact our Investor Relations department at our principal executive office:

Two Harbors Investment Corp.

575 Lexington Avenue, Suite 2930

New York, New York 10022

Phone (612) 629-2500

Facsimile: (612) 629-2501

Email: investors@twoharborsinvestment.com

Attention: Investor Relations

PROPOSAL 1: ELECTION OF DIRECTORS

Board Composition

Pursuant to our Bylaws, our directors are elected by stockholders each year at our annual meeting to serve terms expiring at the next annual meeting. Our Bylaws provide that our Board of Directors may be comprised of no less than the number of directors required by the Maryland General Corporation Law and no more than 15, with the precise number to be set by our Board of Directors. The Board of Directors has set the size of our Board at nine, and our Board of Directors is currently comprised of nine directors.

Director Nominations

Action will be taken at the Annual Meeting for the election of nine directors, each to hold office until our annual meeting of stockholders to be held in 2020 or until his or her successor is duly elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Information concerning each of the nine director nominees standing for election to our Board of Directors at the Annual Meeting is set forth below. Each of the nominees has been recommended for nomination by the Nominating and Corporate Governance Committee and nominated by our Board of Directors. It is expected that each of the director nominees will be able to serve, but if any such nominee is unable to serve or for good cause will not serve, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees.

We believe that each of the director nominees displays personal and professional integrity; satisfactory levels of education and/or business experience; business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its Committees; a fit of skills and personality with those of our other directors that helps build a board that is effective and responsive to the needs of our company; strategic thinking and a willingness to express ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of our stockholders. The information presented below regarding each director nominee also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that he or she should be nominated to stand for election to serve as a director.

Director Nominees

E. Spencer Abraham

Director since: 2014 Age: 66 Board Committees: Compensation (Chair), Nominating and Corporate Governance

E. Spencer Abraham is an independent member of our Board of Directors and has served as a director of our company since May 2014. Since 2011, Secretary Abraham has served as the Chairman and Chief Executive Officer of The Abraham Group LLC, an international strategic consulting firm based in Washington, D.C. He represented the State of Michigan in the United States Senate prior to President George W. Bush selecting him as the tenth Secretary of Energy. During his tenure at the Energy Department from 2001 through January 2005, he developed policies and regulations to ensure the nation’s energy security, was responsible for the U.S. Strategic Petroleum Reserve, oversaw domestic oil and gas development policy, and developed relationships with international governments, including members of the Organization of the Petroleum Exporting Countries. Secretary Abraham serves as a director of Occidental Petroleum Corporation (NYSE: OXY), where he is a member of its compensation and corporate governance, nominating and social responsibility committees; PBF Energy Inc. (NYSE: PBF), where he is a member of its compensation and nominating and corporate governance committees; Uranium Energy Corp. (NYSE: UEC), where he is the Chairman of the board; and NRG Energy, Inc. (NYSE: NRG), where he is a member of its compensation and nuclear oversight committees. He previously served as a director of GenOn Energy, Inc. and as a director and member of the nominating and corporate governance and compensation committees of ICx Technologies. Secretary Abraham also serves on the board of trustees for the California Institute of Technology and as a senior advisor to Blank Rome Government Relations LLC. He holds a J.D. from Harvard Law School. We believe Secretary Abraham is qualified to serve as a director of the company because of his extensive public company board experience.

James J. Bender

Director since: 2013 Age: 62 Board Committees: Compensation, Nominating and Corporate Governance (Chair)

James J. Bender is an independent member of our Board of Directors and has served as a director of our company since May 2013. Mr. Bender served as Senior Vice President Special Projects of WPX Energy, Inc. (NYSE: WPX) from May 2014 to July 2014. Previously, he served as the President and Chief Executive Officer of WPX Energy and as a member of the WPX Energy board of directors from December 2013 to May 2014 and was Senior Vice President and General Counsel of WPX Energy from April 2011 to December 2013. From December 2002 to December 2011, he served as General Counsel and Corporate Secretary of The Williams Companies Inc. and, from September 2005 to December 2011, he also served as General Counsel of Williams Partners GP LLC, the general partner of Williams Partners L.P. Mr. Bender served as the General Counsel of the general partner of Williams Pipeline Partners L.P., from 2007 until its merger with Williams Partners in August 2010. Mr. Bender has served as director of the general partner of Shell Midstream Partners, L.P. (NYSE: SHLX) since October 2014, where he is Chairman of the conflicts committee. Mr. Bender also serves on the senior advisory board of Orion Energy Partners. Mr. Bender served as director and Chairman of the board of directors for Apco Oil & Gas International Inc. (NASDAQ: APAGF), an affiliate of WPX Energy, Inc., from December 2013 to August 2014. Mr. Bender received a Bachelor’s degree in mathematics from St. Olaf College and a Juris Doctorate degree from the University of Minnesota Law

School. We believe Mr. Bender is qualified to serve as a director because of his experience with and knowledge of corporate governance, regulatory matters and issues applicable to a public company and its board of directors.

Karen Hammond

Director since: 2018 Age: 62

Karen Hammond is an independent member of our Board of Directors and has served as a director of our company since July 2018. Ms. Hammond served as a director of CYS Investments, Inc. (“CYS”) from October 2014 until its merger with Two Harbors. Ms. Hammond served as Managing Director of Devonshire Investors, a private equity group within Fidelity, from 2007 through 2013. From 1993 to 2007, Ms. Hammond held various positions at Fidelity. She was Vice President and Chief Administrative Officer in Equity Research for Fidelity Management & Research Company, Vice President-Associate Group Leader in International Equities for Fidelity Management & Research Company, Chief Operating Officer of Investments in Fidelity Investments Japan, Senior Vice President and Corporate Treasurer at FMR Corp., and Senior Vice President of Investment Services for Fidelity Management & Research Company. Before serving at Fidelity, Ms. Hammond was Treasurer and Chief Financial Officer at the Boston Five Cents Savings Bank. Ms. Hammond serves as a Member of the Rhode Island State Investment Commission, a Trustee of Simmons College, a Trustee of Rhode Island School of Design and as a Board of Governor for the RISD Museum. Ms. Hammond previously served as a board member of Moses Brown School and as Vice Chair of the Nellie Mae Education Foundation. Ms. Hammond was appointed as a director pursuant to contractual rights of CYS granted in the merger agreement between Two Harbors and CYS. We believe Ms. Hammond is qualified to serve as a director because of her diverse experience in investment management, fixed income and mortgage banking, private equity, corporate treasury and banking.

Stephen G. Kasnet

Director since: 2009 Age: 73 Board Committees: Audit (Chair), Nominating and Corporate Governance, Risk Oversight

Stephen G. Kasnet is an independent member and the Chairman of our Board of Directors. He has been a director of our company since our merger with Capitol Acquisition Corp. (“Capitol”) in October of 2009. Mr. Kasnet serves as a director of Granite Point Mortgage Trust Inc. (NYSE: GPMT), where he is Chairman of the board and the audit committee. He served as a director of Silver Bay Realty Trust Corp. (NYSE: SBY) from 2012 to 2017, as director and Chairman of Juniper Pharmaceuticals, Inc. (formerly Columbia Laboratories, Inc.)(NASDAQ: JNP) from 2004 to 2015, and was the Chairman of Dartmouth Street Capital LLC, a private investment firm, from 2007 through October 2009. He was also the President and Chief Executive Officer of Raymond Property Company LLC, a real estate company, from 2007 through October 2009. From 2000 to 2006, he was President and Chief Executive Officer of Harbor Global Company, Ltd., an asset management, natural resources and real estate investment company, and President of PIOglobal, a Russian real estate investment fund. From 1995 to 2006, Mr. Kasnet was a director and member of the executive committee of The Bradley Real Estate Trust. He was Chairman of Warren Bank from 1990 to 2003. He has also held senior management positions with other financial organizations, including Pioneer Group, Inc., First Winthrop Corporation and Winthrop Financial Associates, and Cabot, Cabot and Forbes. He serves as a director of First Ipswich Bank and as a director of Good Bulk Ltd. Mr. Kasnet previously served as a director and Chairman of Rubicon Ltd. (NZX: RBC) and as a director and Chairman on Tenon Ltd. He is also a trustee of the Governor’s Academy, a private coed boarding high school in Byfield, Massachusetts. He formerly served as director of Republic Engineered Products and FTD, Inc. Mr. Kasnet received a B.A. from the University of Pennsylvania. Mr. Kasnet was originally appointed as a director pursuant to contractual rights of Pine River Capital Management, L.P., or Pine River, granted in the merger agreement with Capitol. We believe Mr. Kasnet is qualified to serve as a director based on his audit committee experience and his experience as a director of public companies.

William Roth

Director since: 2015 Age: 61

William Roth is our Chief Investment Officer and has served as a director of our company since May 2015. Mr. Roth was appointed Chief Investment Officer in January 2013 after serving as Co-Chief Investment Officer since October 2009. Mr. Roth also serves as Partner of Pine River and is a director of the Pine River Foundation. Mr. Roth also serves as a director of Granite Point Mortgage Trust Inc. (NYSE: GPMT). Prior to joining Pine River in 2009, Mr. Roth was at Citigroup and its predecessor firm, Salomon Brothers Inc., for 28 years where he was named a Director in 1987 and a Managing Director in 1997. From 2004 to 2009, Mr. Roth managed a proprietary trading book at Citigroup with particular focus on mortgage and asset-backed securities. From 1994 to 2004, Mr. Roth was part of the Salomon/Citi New York Mortgage Sales Department. From 1981 to 1994, Mr. Roth was based in Chicago and managed the Chicago Financial Institutions Sales Group for Salomon Brothers. He received an M.B.A. with a concentration in Finance from the University of Chicago Graduate School of Business in 1981, and a B.S. in Finance and Economics from Miami University in Oxford, Ohio in 1979. We believe Mr. Roth is qualified to serve as a director because of his investment and trading expertise as well as his knowledge of PRCM Advisers LLC (“PRCM Advisers”) and its affiliate organizations, which helps ensure that adequate resources are devoted to our company by PRCM Advisers.

W. Reid Sanders

Director since: 2009 Age: 69 Board Committees: Audit, Compensation, Risk Oversight

W. Reid Sanders is an independent member of our Board of Directors and has served as a director of our company since our merger with Capitol in October 2009. Since 2010, he has served as a director and member of the audit committee and real estate investment committee of Mid-America Apartment Communities, Inc., a Delaware REIT that owns and operates apartment complexes (NYSE: MAA). He also currently serves as a director and a member of the audit committee and compensation committee of Granite Point Mortgage Trust Inc. (NYSE: GPMT) and previously served as a director of Silver Bay Realty Trust Corp. (NYSE: SBY). Mr. Sanders currently serves as the President of Sanders Properties, Inc., a real estate company; is a member of the board, executive committee and nominating and corporate governance committee of Independent Bank, a bank holding company; serves on the Investment Committee at Cypress Realty, a real estate company; and is on the Advisory Board of SSM Venture Partners III, L.P., a private venture capital firm. He is the former Chairman at Two Rivers Capital Management, and his former directorships include Harbor Global Company Ltd., an asset management, natural resources and real estate investment company, PioGlobal Asset Management, a Russian private investment management company, The Pioneer Group Inc., a global investment management firm, and TBA Entertainment Corporation, a strategic communications and entertainment marketing company. Mr. Sanders was the co-founder and former Executive Vice President of Southeastern Asset Management, and the former President of Longleaf Partners Mutual Funds, a family of funds in Memphis from 1975-2000. Mr. Sanders is Chairman of the Hugo Dixon Foundation, is a trustee of the Dixon Gallery and Gardens, the Hutchison School, Rhodes College, and the TN Shakespeare Company, and is a former trustee of The Jefferson Scholars Foundation and the

Campbell Clinic Foundation. He received a Bachelor’s Degree of Economics from the University of Virginia. Mr. Sanders was originally appointed as a director pursuant to contractual rights of Pine River granted in the merger agreement with Capitol. We believe Mr. Sanders is qualified to serve as a director because of his broad business experience, his expertise with audits and financial statements, and experience as a director of public companies.

Thomas E. Siering

Director since: 2009 Age: 59

Thomas E. Siering is our Chief Executive Officer and President and a member of our Board of Directors. Mr. Siering has been a director and executive officer since we were incorporated in May 2009. Mr. Siering is a Partner of Pine River, which is the parent company of our external manager, PRCM Advisers, and also serves as a director of the Pine River Foundation. Mr. Siering currently serves as a director of Granite Point Mortgage Trust Inc. (NYSE: GPMT). Mr. Siering also previously served as a director of Silver Bay Realty Trust Corp. (NYSE: SBY) from December 2012 to May 2017. Prior to joining Pine River in 2006, Mr. Siering was head of the Value Investment Group at EBF & Associates, a private investment firm, from 1989 until 2006. During that period, he was also the manager for Merced Partners, LP, a private investment firm, and Tamarack International Limited, a closed end, non-diversified investment management company. Mr. Siering was named a Partner at EBF & Associates in 1997. Mr. Siering joined EBF & Associates in 1989 as a trader. From 1987 to 1989, Mr. Siering held various positions in the Financial Markets Department at Cargill, Inc. From 1981 until 1987, Mr. Siering was employed in the Domestic Soybean Processing Division at Cargill in both trading and managerial roles. Mr. Siering holds a B.B.A. from the University of Iowa with a major in Finance. Mr. Siering was originally appointed as a director pursuant to contractual rights of Pine River granted in the merger agreement with Capitol. We believe Mr. Siering is qualified to serve as a director because of his investment and trading expertise as well as his knowledge of PRCM Advisers and its affiliate organizations, which helps ensure that adequate resources are devoted to our company by PRCM Advisers.

James A. Stern

Director since: 2018 Age: 68

James A. Stern is an independent member of our Board of Directors and has served as a director of our company since July 2018. Mr. Stern served as a director of CYS Investments, Inc. (“CYS”) from 2006 until its merger with Two Harbors. As Chairman and Chief Executive Officer of The Cypress Group, Mr. Stern managed the firm’s investing activities. Mr. Stern currently serves as director of OHA Investment Corp. He has served on the boards of directors of a number of corporations including Affinia Group Intermediate Holdings, Inc., Infinity Broadcasting, WESCO International, Inc., Lear Corporation, and Cinemark USA, Inc. Prior to founding The Cypress Group in 1994, Mr. Stern had a twenty year career with Lehman Brothers. He joined the firm in 1974 and was named Managing Director in 1982. In 1988, he joined the firm’s management committee and became co-head of investment banking. He was named head of merchant banking in 1989. Mr. Stern was a trustee of Tufts University from 1982 to 2013 and was Chairman from 2003 to 2013. He is a board member of several charitable organizations including WNET, the Jewish Museum and the Cancer Research Foundation. Mr. Stern was appointed as a director pursuant to contractual rights of CYS granted in the merger agreement between Two Harbors and CYS. We believe Mr. Stern is qualified to serve as a director because of his experience in investments and capital markets and as a director of publicly traded companies.

Hope B. Woodhouse

Director since: 2012 Age: 62 Board Committees: Audit, Risk Oversight (Chair)

Hope B. Woodhouse is an independent member of our Board of Directors and has served as a director of our company since May 2012. She also currently serves as a director for Granite Point Mortgage Trust Inc. (NYSE: GPMT). Ms. Woodhouse has over 25 years of experience in the financial services industry at top-ranked, global alternative asset management firms and broker dealers. From 2005 to 2009, she served as Chief Operating Officer and as a member of the management committee for Bridgewater Associates, Inc. Between 2003 and 2005, Ms. Woodhouse was President and Chief Operating Officer of Auspex Group, L.P., and was Chief Operating Officer and a member of the management committee of Soros Fund Management LLC from 2000 to 2003. Prior to that, she held various executive leadership positions, including Treasurer of Funds at Tiger Management L.L.C. from 1998 to 2000 and Managing Director of the Global Finance Department at Salomon Brothers Inc. from 1983 to 1998. She has previously served as a director of Piper Jaffray Companies (NYSE: PJC) and as a member of its audit and compensation committees, Seoul Securities Co. Ltd., Soros Funds Limited and The Bond Market Association. Ms. Woodhouse also serves on the boards of Bottom Line New York, the Kindergarten Reading Collaborative, Children’s Services Advisory Committee and the John’s Island Community Service League and is a trustee of the Tiger Foundation, and a member of the investment committee at Phillips Academy, Andover, Massachusetts. Ms. Woodhouse received an A.B. degree in Economics from Georgetown University and an M.B.A. from Harvard Business School. We believe Ms. Woodhouse is qualified to serve as a director because of her background in the financial services industry and her experience serving in executive management roles.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Our Board of Directors is committed to maintaining the highest standards of business conduct and corporate governance. As described more fully below, we have adopted a Code of Business Conduct and Ethics applicable to the conduct of our officers and directors, as well as to the employees of our external manager and its affiliates, PRCM Advisers and Pine River. We have also adopted Corporate Governance Guidelines, which, in conjunction with our Charter, Bylaws and our board committee charters, provide the framework for our corporate governance practices.

You can access our Code of Business Conduct and Ethics, our Corporate Governance Guidelines, the charters for our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Oversight Committee, and certain other policies under “Corporate Governance” in the Investors section of our website at www.twoharborsinvestment.com or by writing to our Investor Relations Department at Two Harbors Investment Corp., 575 Lexington Avenue, Suite 2930, New York, New York 10022.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our officers and directors and to PRCM Advisers’ and Pine River’s officers, directors and employees when such individuals are acting for us or on our behalf. Among other matters, our Code of Business Conduct and Ethics is designed to detect and deter wrongdoing and to promote:

•                    honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•                    full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•                    compliance with applicable governmental laws, rules and regulations;

•                    prompt internal reporting of violations of the Code of Business Conduct and Ethics to appropriate persons identified in the Code; and

•                    accountability for adherence to the Code of Business Conduct and Ethics.

Any waiver of the Code of Business Conduct and Ethics for our executive officers or directors may be made only by our Board of Directors or a committee thereof and will be promptly disclosed as required by law or stock exchange regulations. The Code of Business Conduct and Ethics was adopted by the Board of Directors on October 28, 2009.

Director Independence

NYSE rules require that a majority of a company’s board of directors be composed of “independent directors,” which is defined generally as a person other than an executive officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board of Directors has affirmatively determined, upon the review and recommendation of our Nominating and Corporate Governance Committee, that the following directors and director nominees each meet the qualifications of an independent director: E. Spencer Abraham, James J. Bender, Karen Hammond, Stephen G. Kasnet, W. Reid Sanders, James A. Stern and Hope B. Woodhouse.

Board Leadership Structure

Our Board of Directors is led by a Chairperson who is appointed by the directors. Both independent and non-independent directors are eligible for appointment as the Chairperson. The Chairperson presides at all meetings of our stockholders and of our Board of Directors. The Chairperson performs such other duties and exercises such powers as from time to time shall be prescribed in our Bylaws or by our Board of Directors. Our Board of Directors has appointed Mr. Kasnet, an independent director, to serve as our Chairperson.

Our Board of Directors consists of a majority of independent directors and exercises a strong, independent oversight function. All of the committees of our Board of Directors – the Audit, Compensation, Nominating and Corporate Governance, and Risk Oversight Committees – are comprised entirely of independent directors. A number of board committee processes and procedures, including regular executive sessions of independent directors and a regular review of the performance of PRCM Advisers, our external manager, provide substantial independent oversight of our management’s performance. Under our Bylaws and Corporate Governance Guidelines, our Board of Directors has the ability to change its structure if it determines that such a change is appropriate and in the best interest of our company. Our Board of Directors believes that these factors provide the appropriate balance between the authority of those who oversee our company and those who manage it on a day-to-day basis.

We currently separate the roles of Chairperson and Chief Executive Officer. Our Chief Executive Officer is affiliated with PRCM Advisers and Pine River. Our Board of Directors believes that this affiliation benefits our company because this individual is knowledgeable about our company’s business and is able to ensure that adequate resources are devoted to our company by PRCM Advisers and Pine River pursuant to the Management Agreement we have with PRCM Advisers (the “Management Agreement”).

Board Committees

Our Board of Directors has formed four committees, including our Audit, Compensation, Nominating and Corporate Governance, and Risk Oversight Committees, and has adopted charters for each of these committees. Each committee is composed exclusively of directors who meet the independence and other requirements established by the rules and regulations of the SEC and the NYSE listing standards. Additionally, the Compensation Committee is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, non-employee directors.

The following table summarizes the current membership of each of our committees.

Director	Audit	Compensation	Nominating & Corporate Governance	Risk Oversight
E. Spencer Abraham		Chair	X
James J. Bender		X	Chair
Stephen G. Kasnet	Chair		X	X
W. Reid Sanders	X	X		X
Hope B. Woodhouse	X			Chair

Audit Committee

Our Audit Committee is responsible for engaging our independent registered public accounting firm, preparing Audit Committee reports, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees, and overseeing the adequacy of our internal accounting controls, which are established by management.

Our Audit Committee is, and will at all times be, composed exclusively of “independent directors” as defined under the NYSE listing standards and who otherwise meet the NYSE listing standards. Each member of our Audit Committee is also financially literate, in that they are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, as a listed company, we must certify that our Audit Committee has and will continue to have at least one member who is financially sophisticated in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Our Board of Directors has determined that each of Mr. Kasnet and Ms. Woodhouse satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Our Audit Committee’s purpose and responsibilities are more fully set forth in its charter.

Compensation Committee

The principal functions of our Compensation Committee are to:

•                    evaluate the performance of our executive officers;

•                    in consultation with senior management, establish the company’s general compensation philosophy and review the compensation philosophy of the company’s external manager;

•                    evaluate the performance of our external manager, PRCM Advisers;

•                    review the compensation and fees payable to PRCM Advisers under the Management Agreement;

•                    review the compensation and fees payable to any affiliates of PRCM Advisers or any other related party;

•                    prepare Compensation Committee reports;

•                    make recommendations to our Board of Directors with respect to our company’s incentive compensation plans and equity-based plans; and

•                    administer the issuance of any common stock or other equity awards issued to employees of PRCM Advisers or Pine River, who provide services to us.

Our Compensation Committee also reviews and makes recommendations to our Board of Directors regarding the compensation of our company’s independent directors. In reviewing and making recommendations on independent director compensation, our Compensation Committee considers, among other things, the following policies and principles:

•                    the compensation that is paid to directors of other companies that are comparable to us;

•                    the amount of time it is likely directors will be required to devote to preparing for and attending meetings of our Board of Directors and the committees on which they serve;

•                    the success of our company;

•                    whether a director is a lead independent director or chair of one of the committees of our Board of Directors and the time commitment related thereto;

•                    if a committee on which a director serves undertakes a special assignment, the importance of that special assignment to our company and its stockholders; and

•                    the risks involved in serving as a director on our Board of Directors or a member of its committees.

Other than our Chief Executive Officer and Chief Investment Officer, who also serve as directors, none of our executive officers are involved in determining independent director compensation levels, although our company’s management may support the Compensation Committee with certain information, data and other resources in connection with its compensation recommendations to our Board of Directors.

Our Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee. Our Compensation Committee’s purpose and responsibilities are more fully set forth in the Compensation Committee’s charter.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for seeking, considering and recommending to our Board of Directors qualified candidates for election as directors and approves and recommends to the full Board of Directors the appointment of each of our executive officers. It also periodically prepares and submits to our Board of Directors for adoption its selection criteria for director nominees. It reviews and makes recommendations on matters involving the general operation of our Board of Directors and our corporate governance, and annually recommends to our Board of Directors nominees for each committee of our Board of Directors. In addition, the Nominating and Corporate Governance Committee annually facilitates the assessment of our Board of Directors’ performance and reports thereon to our Board of Directors.

Our Nominating and Corporate Governance Committee considers the following factors in making its recommendations to the Board of Directors: background experience, skills, expertise, accessibility and availability to serve effectively on the Board of Directors. The Nominating and Corporate Governance Committee also conducts inquiries into the background and qualifications of potential candidates.

Our Nominating and Corporate Governance Committee’s purpose and responsibilities are more fully set forth in its charter.

Risk Oversight Committee

The purpose of our Risk Oversight Committee is to assist our Board of Directors in fulfilling its responsibility to oversee our company’s risks, including through the review of our investment activities and data security and infrastructure. This Committee also assists our Audit Committee in reviewing the guidelines and policies that govern the process by which risk assessment and risk management is addressed by the company through its senior management team, Chief Risk Officer and Risk Management Committee.

Our company’s senior management team, Chief Risk Officer and Risk Management Committee are responsible for: (i) identifying the material risks to the company and its operations; (ii) creating and implementing appropriate risk management policies, procedures and practices; (iii) integrating the consideration of risk and risk management into the decision-making process of the company; and (iv) measuring risk and monitoring risk levels.

Our Risk Oversight Committee’s purpose and responsibilities are more fully set forth in its charter.

Role of Our Board of Directors in Risk Oversight

Our management team is responsible for assessing and managing the risks faced by our company, subject to the oversight of our Board of Directors. Our Board of Directors is responsible for oversight of our company’s risk management processes and for understanding the overall risk profile of our company. In exercising its oversight, the Board of Directors relies upon the Audit Committee to assist it in overseeing certain risks related to our company, including the quality and integrity of our financial reports, the performance and independence of our external auditor, the performance of our internal audit function and our policies regarding accounting and financial matters and internal controls. The Risk Oversight Committee also assists the Board of Directors in fulfilling its responsibility to oversee the risks related to our company’s investment activities and the performance of our information technology and data security function, including as it relates to cybersecurity. The Risk Oversight Committee also assists the Audit Committee in reviewing the guidelines and policies that govern the process by which risk assessment and risk management is addressed by the company through its senior management team, Chief Risk Officer and Risk Management Committee.

Pursuant to our Risk Management Policy, the Chief Risk Officer is required to report to our Board of Directors on an annual basis, or more frequently as the circumstances may require or the Board of Directors may request, regarding: (i) our company’s risk management practices; (ii) our company’s compliance with the Risk Management Policy Manual; (iii) breaches and exceptions to the Risk Management Policy Manual; (iv) the membership and composition of the Risk Management Committee; and (v) changes or proposed changes to the Risk Management Policy.

Board Meetings

Our Board of Directors held 12 meetings during 2018. During certain meetings of our Board of Directors, the independent directors also met separately in executive sessions without management present to discuss various matters, including our performance and the performance of PRCM Advisers. During 2018, our Audit Committee held nine meetings; our Compensation Committee held six meetings; our Nominating and Corporate Governance Committee held two meetings; and our Risk

Oversight Committee held two meetings. Each of our directors attended at least 75% of the aggregate total number of meetings held by the Board and all committees on which he or she served during 2018. Although we do not have a policy on director attendance at our annual meetings of stockholders, directors are encouraged to attend all annual meetings. Each of our then-current directors attended our virtual annual meeting of stockholders held in May 2018.

Director Nomination Process

Our Corporate Governance Guidelines provide the following minimum qualifications for directors in order to be considered for a position on our Board of Directors:

•                    possession of the highest personal and professional ethics, integrity and values;

•                    the ability to exercise good business judgment and be committed to representing the long-term interests of the company and its stockholders;

•                    having an inquisitive and objective perspective, practical wisdom and mature judgment; and

•                    willingness to devote the necessary time and effort to board of director duties, including preparing for and attending meetings of the Board of Directors and its Committees.

In considering candidates for nomination as a director, the Nominating and Corporate Governance Committee generally assembles all information regarding a candidate’s background and qualifications, evaluates a candidate’s mix of skills and qualifications and determines the contribution that the candidate could be expected to make to the overall functioning of our Board of Directors. Although we do not have a formal policy on diversity, our corporate governance guidelines provide that our company shall endeavor to have a Board of Directors representing a diverse education and experience that provides knowledge of business, financial, governmental or legal matters that are relevant to our business and to our status as a publicly owned company. With respect to the re-nomination of current directors, the Committee considers the foregoing factors as well as past participation in and contributions to the activities of our Board of Directors.

Our Nominating and Corporate Governance Committee will consider candidates recommended for nomination to our Board of Directors by our stockholders. Stockholder recommendations for nominees to the Board of Directors should be submitted in writing to our Secretary. The manner in which such Committee evaluates candidates recommended by stockholders is generally the same as any other candidate. However, the Committee will also seek and consider information concerning any relationship between a stockholder recommending a candidate and the candidate to determine if the candidate can represent the interests of all of the stockholders. The Committee will not evaluate a candidate recommended by a stockholder unless the stockholder’s proposal provides a certification that the potential candidate consents to being named in our proxy statement and will serve as a director if elected.

Majority Voting for Directors and Director Resignation Policy

Our Bylaws provide that a director nominee will be elected by receiving the affirmative vote of a majority of the votes cast on the election of such nominee on a per nominee basis in an uncontested election (which occurs when the number of director nominees is the same as the number of directors to be elected). If a director nominee who is an incumbent director receives a greater number of votes “against” than votes “for” his or her election and with respect to whom no successor has been elected, such incumbent director shall promptly tender his or her offer to resign to our Board of Directors for its consideration following certification of the stockholder vote. Within 90 days following certification of the stockholder vote, our Nominating and Corporate Governance Committee shall consider the tendered resignation offer and make a recommendation to our Board of Directors whether or not to accept such offer, and our Board of Directors shall act on our Nominating and Corporate Governance Committee’s recommendation. In determining whether to accept the resignation, our Nominating and Corporate Governance Committee and Board of Directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation, including, among other things, whether accepting the resignation of such director would cause our company to fail to meet any applicable stock exchange or SEC rules or requirements. Thereafter, our Board of Directors shall promptly and publicly disclose its decision-making process regarding whether to accept the director’s resignation offer or the reasons for rejecting the resignation offer, if applicable, on a Form 8-K furnished to the SEC. Any director who tenders his or her resignation will not participate in our Nominating and Corporate Governance Committee’s recommendation or our Board of Directors’ action regarding whether to accept the resignation offer. If our Board of Directors does not accept the director’s resignation, such director will continue to serve until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified or until the director’s earlier resignation or removal.

In a contested election, the director nominees who receive a plurality of votes cast will be elected as directors. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than other nominees are elected to our Board of Directors, regardless of whether they receive a majority of votes cast.

Communications with our Board of Directors

We provide the opportunity for our stockholders and all other interested parties to communicate with members of our Board of Directors. Stockholders and all other interested parties may communicate with the independent Board members or the chairperson of any of the committees of the Board by email or regular mail. All communications should be sent to the company’s Secretary, Rebecca B. Sandberg, by email to legal@twoharborsinvestment.com or by regular mail to the attention of the Independent Directors, the Chair of the Audit Committee, the Chair of the Compensation Committee, the Chair of the Nominating and Corporate Governance Committee, or the Chair of the Risk Oversight Committee, as the case may be, in each instance in care of the Secretary at the company’s office at 575 Lexington Avenue, Suite 2930, New York, New York 10022.

Our Secretary will review each communication received in accordance with this process to determine whether the communication requires immediate action. The Secretary will forward all appropriate communications received, or a summary of such communications, to the appropriate member(s) of our Board of Directors. However, we reserve the right to disregard any communication that we determine is unduly hostile, threatening or illegal, or does not reasonably relate to us or our business, or is similarly inappropriate. The Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Stockholder proposals must be made in accordance with the procedures set forth in our current Bylaws or the procedures set forth in Rule 14a-8 of the Exchange Act and not the procedures set forth in the preceding paragraph or the procedures set forth under “Corporate Governance and Board of Directors – Director Nomination Process” above. Nominations for the Board of Directors may only be made in accordance with the procedures set forth in our Bylaws. Certain matters set forth in our Bylaws for stockholder proposals, including nominations for our Board of Directors, as well as certain matters set forth in Rule 14a-8 for stockholder proposals are described in “Other Matters – Stockholder Proposals and Director Nominations for 2020 Annual Meeting” in this proxy statement.

Director Compensation

We compensate the independent members of our Board of Directors for their service. It is our belief that director compensation should:

•                   align the interests of our directors and our stockholders;

•                   ensure our company can attract and retain outstanding director candidates who meet the selection criteria set forth in our Corporate Governance Guidelines and Nominating and Corporate Governance Committee Charter; and

•                   reflect the substantial time commitment of our directors necessary to oversee the company’s business.

Generally, it has been our practice to compensate our independent directors with a mix of cash compensation and equity awards. We do not pay any compensation to the non-independent directors for their service on our Board of Directors. However, all members of our Board of Directors are reimbursed for their costs and expenses of serving on the Board of Directors, including costs and expenses of attending all meetings of our Board of Directors and its Committees. As discussed above, the Compensation Committee Charter provides that the Compensation Committee has the primary responsibility for reviewing and recommending any changes to director compensation. Our Board of Directors reviews the Compensation Committee’s recommendations and determines the amount of director compensation.

Independent Director Compensation for 2018

For the one-year term commencing immediately following the 2018 annual meeting of stockholders and ending at the Annual Meeting, each of our independent directors, which includes the individuals listed below, was eligible to earn the following fees for their service:

•                   each independent director received an annual fee of $200,000, which consisted of $90,000 in cash and $110,000 in shares of our common stock;

•                   the Audit Committee Chair received an additional fee of $15,000, which was paid half in cash and half in shares of our common stock; and

•                   the lead independent director received an additional fee of $35,000, which was paid half in cash and half in shares of our common stock.

The cash portion of these annual fees is paid in four equal quarterly installments over the course of the term. The common stock portion of the annual director fee is granted under our Second Restated 2009 Equity Incentive Plan (the “Equity Incentive Plan”), which generally occurs on the first business day following the annual meeting of stockholders at which such director is elected. The number of shares subject to issuance is determined using the fair market value of our common stock on the grant date, which is based on the closing market price on the NYSE on the grant date. The common stock granted to the independent directors under our Equity Incentive Plan as part of the director fees noted above vests immediately on the grant date.

The following table shows the compensation of our independent directors for services in all capacities provided to us in the year ended December 31, 2018:

Name	Fees Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
E. Spencer Abraham	$90,000	$76,982	$33,003	$199,985
James J. Bender	$90,000	$65,991	$43,994	$199,985
Karen Hammond(3)	$26,703	$87,637	-	$114,340
Stephen G. Kasnet	$115,000	$87,741	$47,245	$249,986
Lisa A. Pollina	$74,670(4)	$76,982	$33,003	$184,656
W. Reid Sanders	$90,000	$109,985	-	$199,985
James A. Stern(3)	$26,703	$87,637	-	$114,340
Hope B. Woodhouse	$90,000	$109,985	-	$199,985

(1)         The values in this column were computed in accordance with FASB ASC Topic 718 such that the values are based on the closing market price of our common stock on the NYSE on the grant date of the stock award.

(2)         This column sets forth the cash value of shares forfeited for the purposes of satisfying tax liabilities in connection with the granting of stock awards. For tax planning purposes, each director may elect to forfeit up to 40 percent of his or her annual stock award and instead receive a cash payment from the company in an amount equivalent to the value of the number of shares withheld.

(3)         Ms. Hammond and Mr. Stern were appointed as directors upon the closing of the CYS acquisition on July 31, 2018. All cash and equity compensation payable to Ms. Hammond and Mr. Stern for the 2018-2019 service period was determined on a pro rata basis based on the duration of their service during such period. All such equity compensation was granted upon their appointment as directors. With respect to cash compensation, a portion of the total amount payable for the 2018-2019 service period was paid in connection with the third and fourth quarter cash installment payments to our directors and the remainder will be paid in the cash installment payments in the first and second quarters of 2019.

(4)         Ms. Pollina resigned from the Board of Directors effective September 14, 2018. Her cash compensation for the 2018-2019 service period was determined on a pro rata basis based on the duration of her service during such period. Ms. Pollina was an independent director during the entire time that she served on our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee or Nominating and Corporate Governance Committee is or has been employed by us. None of our executive officers currently serves as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our Board of Directors or our Compensation or Nominating and Corporate Governance Committees, except that in 2018 each of Messrs. Siering and Roth participated in making compensation decisions for officers and employees of Pine River, PRCM Advisers and their affiliates.

Transactions with Related Persons

Management Agreement with PRCM Advisers LLC

We are party to a Management Agreement with PRCM Advisers, pursuant to which PRCM Advisers provides the day-to-day management of our business, including providing us with our executive officers and all other personnel necessary to support our operations. The Management Agreement requires PRCM Advisers to manage our business in conformity with the policies and the investment guidelines that are approved and monitored by our Board of Directors. The Management Agreement had an initial three-year term, which expired on October 28, 2012, and renews annually for successive one-year terms unless earlier terminated by either us or PRCM Advisers. PRCM Advisers is entitled to receive a termination fee from us under certain circumstances. In exchange for its services, we are obligated to pay PRCM Advisers a management fee as well as reimburse it for certain expenses incurred by it and its affiliates in rendering management services to us. Mr. Siering, our Chief Executive Officer, and Mr. Roth, our Chief Investment Officer, are each partners of Pine River. Ms. Riskey, our Chief Financial Officer, and Ms. Sandberg, our General Counsel and Secretary, are each employees of Pine River. The Management Agreement between us and PRCM Advisers was negotiated between related parties in connection with our merger with Capitol Acquisition Corp., and the terms, including fees and other amounts payable, may not be as favorable to us as if they had been negotiated with an unaffiliated third party.

PRCM Advisers entered into a shared facilities and services agreement with Pine River, its parent company, to provide PRCM Advisers with access to personnel, office space, equipment, credit analysis and risk management expertise and processes, information technology and other resources in order for PRCM Advisers to fulfill its obligations under the Management Agreement. The Management Agreement and PRCM Advisers’ shared facilities and services agreement with Pine River are intended to provide us with access to Pine River’s personnel and its experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance.

We incurred charges of $56.6 million for the year ended December 31, 2018 related to the Management Agreement, of which $30.3 million represented the base management fee and $26.3 million represented expense reimbursements to PRCM Advisers for the general and administrative expenses it incurred on behalf of the company in the normal course of operations and certain compensation expenses incurred by PRCM Advisers for non-investment personnel providing services to the company under the Management Agreement, as described in greater detail below. For the year ended December 31, 2018, the $30.3 million management fee noted above reflects the amount paid to PRCM Advisers after giving effect to a one-time downward adjustment of $17.5 million, applied in the third quarter of 2018, which was agreed to by PRCM Advisers as part of our acquisition of CYS Investments, Inc. (“CYS”). The purpose of the adjustment was to offset the $15 million in cash merger consideration paid to the stockholders of CYS and to reimburse us for $2.5 million in merger-related expenses.

The base management fee paid to PRCM Advisers is 1.5% of our stockholders’ equity per annum, calculated and payable quarterly in arrears. For purposes of calculating the management fee, our stockholders’ equity means the sum of the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less the consolidated stockholders’ equity of Granite Point Mortgage Trust Inc., or Granite Point, during the time Granite Point was consolidated on our balance sheet (i.e., prior to spin off in 2017) the weighted average cost basis of Granite Point common stock purchased, the outstanding principal balance of the promissory note due from the sale of Granite Point preferred stock and any amount that we have paid for repurchases of our common stock since inception, and excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). In connection with our acquisition of CYS, the Management Agreement was amended to reduce PRCM Advisers’ base management fee with respect to the additional equity under management resulting from the acquisition to 0.75% from the effective time through the first anniversary of the effective time. This amount will be adjusted to exclude one-time events pursuant to changes in accounting principles generally accepted in the United States, or GAAP, and certain non-cash items after discussions between PRCM Advisers and our independent directors and approval by a majority of our independent directors. To the extent asset impairments reduce our retained earnings at the end of any completed calendar quarter it will reduce the base management fee for such quarter. Our stockholders’ equity for the purposes of calculating the base management fee could be greater than the amount of stockholders’ equity shown on the consolidated financial statements.

As noted above, we reimburse PRCM Advisers for: (i) all of the compensation expenses paid by Pine River to its employees serving as our Chief Financial Officer and General Counsel and other employees of Pine River who are dedicated to our business, including Pine River employees providing us in-house legal, tax, accounting, consulting, auditing, administrative, information technology, valuation, computer programming and development services; and (ii) any amounts for employees of Pine River’s affiliates arising under the shared facilities and services agreement between PRCM Advisers and Pine River. In 2018, we reimbursed Pine River a total of $1.8 million for compensation expenses paid to employees of Pine River serving as our Chief Financial Officer and General Counsel.

Transactions with Significant Stockholders

From time to time we may engage in ordinary course relationships and commercial transactions with our significant stockholders, or their subsidiaries, that are deemed to be related pursuant to SEC rules. During 2018, we entered into repurchase agreement financing arrangements for our Agency and non-Agency securities as well as options, swaps and other derivative contracts and transactions with affiliates of Barclays PLC. As of December 31, 2018, we had an aggregate net balance of $2.0 billion under these existing repurchase agreement financing arrangements. We did not have any outstanding derivatives contracts with Barclays affiliates as of December 31, 2018. These agreements were entered into on an arm’s-length basis. In February 2018, Barclays disclosed a joint ownership interest amongst its affiliates of five percent or more of our outstanding shares of common stock; however, a report on Schedule 13G/A filed by Barclays on February 14, 2019, indicated that, as of December 31, 2018, such ownership interest amongst Barclays affiliates was below five percent.

Related Person Transaction Policies

Our Audit Committee charter requires our Audit Committee to review, approve and oversee any related party transactions involving our company and also authorizes such Committee to develop policies and procedures for its approval of related party transactions.

Our Management Agreement places restrictions on PRCM Advisers from entering into transactions with its related parties. These limitations include prohibitions on entering into transactions with affiliates of PRCM Advisers that are not approved by a majority of our independent directors in certain circumstances and prohibitions on investing in securities structured by affiliates of PRCM Advisers unless the investment is consistent with our investment guidelines, is approved by at least one independent director, and is made in accordance with applicable law.

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STOCK OWNERSHIP

Director Stock Ownership Guidelines

Our directors are encouraged to own shares of our common stock in order to better align their personal interests with the interests of our stockholders. In furtherance of this objective, our directors are not permitted to sell shares of our common stock if, upon completion of such sale, the aggregate number of shares of our common stock owned by such director would have a market value of less than $300,000. For tax planning purposes, our directors are permitted to forfeit up to 40 percent of their annual stock award and instead receive a cash payment from the company in an amount equivalent to the number of shares withheld. Under our Insider Trading Policy, our directors are prohibited from both hedging company stock and from pledging company stock in any manner, whether as collateral for a loan, in a margin account held at a broker, or otherwise.

Beneficial Ownership of Directors, Director Nominees and Named Executive Officers

Our common stock is listed on the NYSE under the symbol “TWO.” As of March 22, 2019, we had 645 registered holders and approximately 122,697 beneficial owners of our common stock. The following table sets forth information regarding the beneficial ownership of our common stock as of March 22, 2019 (unless otherwise indicated) by each of our executive officers, current directors and director nominees and all of such individuals as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of any shares of common stock if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the date on which it is calculated. “Voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class(2)
Directors and Director Nominees:
E. Spencer Abraham	20,205	*
James J. Bender	24,065	*
Karen Hammond	33,423	*
Stephen G. Kasnet(3)	75,116	*
William Roth(4)	691,542	*
W. Reid Sanders	74,712	*
Thomas E. Siering(5)	1,104,342	*
James A. Stern	69,002	*
Hope B. Woodhouse	35,406	*
Officers:
Mary Riskey(6)	69,081	*
Rebecca B. Sandberg(7)	161,500	*
All directors, director nominees and executive officers as a group (11 individuals)	2,358,394	*

*                   Represents ownership of less than 1.0% of our outstanding common stock as of March 22, 2019.

(1)         Unless otherwise indicated, the business address of each of the individuals is 575 Lexington Avenue, Suite 2930, New York, New York 10022.

(2)         Based on 272,822,876 shares of common stock outstanding as of March 22, 2019. Under our Insider Trading Policy, our directors and named executive officers are prohibited from both hedging company stock and from pledging company stock in any manner, whether as collateral for a loan, in a margin account held at a broker, or otherwise.

(3)         Mr. Kasnet also owns 10,000 shares of our 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”), which were acquired in connection with our public offering of 5,750,000 shares Series A Preferred Stock in March of 2017 at the public offering price of $25.00 per share. Holders of Series A Preferred Stock generally do not have any voting rights. Mr. Kasnet’s beneficial ownership of Series A Preferred Stock did not exceed one percent of the shares of Series A Preferred Stock issued and outstanding as of March 22, 2019.

(4)         This figure includes 139,351 shares of unvested restricted common stock held by Mr. Roth. This figure also includes 45 shares of common stock owned by a member of Mr. Roth’s family that were previously excluded in Mr. Roth’s stock ownership reports filed with the SEC, but for which Mr. Roth now is deemed to have a beneficial interest.

(5)         This figure includes 212,102 shares of unvested restricted common stock held by Mr. Siering.

(6)         This figure includes 49,171 shares of unvested restricted common stock held by Ms. Riskey.

(7)         This figure includes 93,540 shares of unvested restricted common stock held by Ms. Sandberg.

Beneficial Owners of More than Five Percent of Our Common Stock

Based on filings made under Section 13(g) of the Exchange Act, the persons known by us to be beneficial owners of more than 5% of our common stock were as follows:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	22,923,232(1)	9.24%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	15,326,840(2)	6.2%

(1)         This information is based on a Schedule 13G/A filed with the SEC on February 11, 2019, by The Vanguard Group. Vanguard reported that it has sole voting power with respect to 125,668 shares, shared voting power with respect to 24,462 shares, sole dispositive power with respect to 22,804,761 shares and shared dispositive power with respect to 118,471 shares.

(2)         This information is based on a Schedule 13G/A filed with the SEC on February 11, 2019, by BlackRock, Inc. BlackRock reported sole voting power with respect to 14,288,861 shares and sole dispositive power with respect to all shares reported in the table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of our common stock (“10% holders”), file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% holders are required by Item 405 of Regulation S-K to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on a review of the copies of such reports furnished to us or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2018, all reports required to be filed pursuant to Section 16(a) by such executive officers, directors and 10% holders were timely filed.

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EXECUTIVE OFFICERS

Executive Officers

Our Board of Directors generally appoints our executive officers annually following our annual meeting of stockholders to serve until the meeting of the Board of Directors following the next annual meeting of stockholders. Set forth below is certain information about each of our executive officers.

Thomas E. Siering
Age: 59	Background: Thomas E. Siering is our President and Chief Executive Officer. Biographical information for Mr. Siering is provided above under “Proposal 1: Election of Directors – Director Nominees.”
William Roth
Age: 61	Background: William Roth is our Chief Investment Officer. Biographical information for Mr. Roth is provided above under “Proposal 1: Election of Directors – Director Nominees.”
Mary Riskey
Age: 54

Background: Mary Riskey is our Chief Financial Officer. Ms. Riskey has served as our Chief Financial Officer since February 2019 after previously servicing as Acting Chief Financial Officer beginning in October 2018. Ms. Riskey previously served as Managing Director, Chief Accounting Officer of Two Harbors since 2016, as Director, Corporate Controller since 2013 and as Director, Loan Accounting upon joining the Company in 2011. Ms. Riskey has spent the breadth of her career in financial reporting and accounting roles for public financial services companies. From 2000 to 2011, Ms. Riskey served in leadership roles at GMAC ResCap, a global diversified real estate company, advancing to Senior Director, Accounting and Reporting. From 1995 to 2000, Ms. Riskey held several positions at Arcadia Financial LTD, serving most recently as Assistant Controller. Ms. Riskey received a B.B.A. in Accounting from the University of North Dakota.

Rebecca Sandberg
Age: 47

Background: Rebecca B. Sandberg is our General Counsel and Secretary. Ms. Sandberg has served as our General Counsel since March 2013. Ms. Sandberg also serves as General Counsel for Granite Point Mortgage Trust Inc. (NYSE: GPMT). Ms. Sandberg has been an employee of Pine River since 2010 and previously served as our Deputy General Counsel and Secretary from May 2012 until March 2013. From 2010 to May 2012, she served as our Senior Counsel. Prior to joining Pine River, Ms. Sandberg was in the private practice of law where she advised clients primarily in the areas of securities laws, mergers and acquisitions, capital markets transactions, corporate governance and general corporate law. She received a B.A. from the University of Minnesota and a J.D. from William Mitchell College of Law.

Compensation Discussion and Analysis

This compensation discussion and analysis describes our compensation objectives and policies in relation to compensation received by our named executive officers during the fiscal year ended December 31, 2018. Our named executive officers for such year included Thomas E. Siering, our President and Chief Executive Officer, William Roth, our Chief Investment Officer, Brad Farrell, our former Chief Financial Officer, Mary Riskey, our Chief Financial Officer, and Rebecca B. Sandberg, our General Counsel and Secretary. Ms. Riskey was appointed as Acting Chief Financial Officer in October 2018 and subsequently assumed the role of Chief Financial Officer on February 1, 2019 following the previously announced resignation of Mr. Farrell.

As described more fully above under the section titled “Certain Relationships and Related Party Transactions – Transactions with Related Persons – Management Agreement with PRCM Advisers LLC,” we are externally-managed by PRCM Advisers under the terms of a Management Agreement, pursuant to which PRCM Advisers provides us with all of the personnel required to manage and operate our business. As compensation for the services provided under the Management Agreement, we pay PRCM Advisers a base management fee and reimburse it for certain expenses incurred in the course of rendering such services. Each of our named executive officers is either an employee or partner of Pine River, which is the parent company of PRCM Advisers.

As an externally-managed company with no employees, we utilize a hybrid approach in connection with the compensation of our named executive officers. PRCM Advisers, through its parent company Pine River, is responsible under the Management Agreement for all cash compensation paid to our named executive officers. Equity incentive compensation that is awarded to our named executive officers is the responsibility of our company and is determined by the Compensation Committee of our Board of Directors in accordance with our Equity Incentive Plan. As described in more detail in the following sections, we believe the utilization of our Equity Incentive Plan aligns the interests of our named executive officers with those of our stockholders and does not incentivize excessive or unnecessary risk-taking.

At our 2018 annual meeting, approximately 96% of votes cast by our stockholders supported our say-on-pay proposal on executive compensation. Stockholder outreach and feedback is a critical component of our investor relations philosophy, and, in 2018, we continued to maintain a regular dialogue with our stockholders. In response to stockholder feedback, we have included in this proxy statement certain information about the compensation of our executive officers that is consistent with disclosure guidance for externally-managed companies previously issued by Institutional Shareholder Services, including:

•                  the aggregate cash compensation paid by Pine River to our named executive officers that is reasonably associated with their management of our company, as well as a calculation of the percentage of such aggregate cash compensation relative to the aggregate amount of management fees and expense reimbursements we paid to PRCM Advisers during 2018;

•                  the allocation of such aggregate cash compensation amount between fixed and variable cash compensation; and

•                  factors considered by Pine River in determining our named executive officers’ variable cash compensation.

Importantly, we have previously provided and will continue to provide the compensation-related information and data that is required of us as an externally-managed issuer, per SEC rules and regulations. Such required disclosure focuses primarily on the equity compensation that we pay to our named executive officers, which is set forth in the “Equity Incentive Compensation” section of this proxy statement and identifies the factors considered by the Compensation Committee in determining such pay.

Cash Compensation

We do not pay any cash compensation to our named executive officers or to any other employees of Pine River who support our business. Pine River is responsible for all such cash compensation and for making decisions relating thereto based on such factors as Pine River determines appropriate. Pine River consults with our Compensation Committee concerning the cash compensation that Pine River proposes to pay to its employees who serve as our Chief Financial Officer and General Counsel. The cash compensation paid by Pine River to our Chief Financial Officer and General Counsel includes salaries and performance-based bonuses for services provided to our company. We reimburse Pine River for all such amounts. Cash compensation paid by Pine River to the individuals serving as our Chief Executive Officer and Chief Investment Officer, each of whom are equity partners of Pine River, includes salaries, profit sharing and partnership distributions that are derived in part from the management fee we pay to PRCM Advisers and in part from various other revenue streams generated by Pine River in its ordinary course of operations as a global asset manager.

Our Management Agreement with PRCM Advisers does not require that any specified amount or percentage of the management fees we pay to PRCM Advisers be allocated to our named executive officers. However, we have been advised by PRCM Advisers that the aggregate cash compensation of our named executive officers that may reasonably be associated with their management of our company (exclusive of any salary, partnership distribution, profit sharing or other arrangements payable to our Chief Executive Officer and Chief Investment Officer that is attributable to their roles as partners of Pine River) totaled $15.5 million for fiscal year 2018. This aggregate amount represents approximately 27% of the $56.6 million in total management fees and reimbursements paid by us to PRCM Advisers for fiscal year 2018.

Of the aggregate cash compensation paid by Pine River to our named executive officers in 2018 that was reasonably associated with their management of our company, PRCM Advisers estimates that approximately 17% represented fixed compensation (e.g., salaries) and 83% represented variable compensation (e.g., performance-based bonuses, profit sharing and partnership distributions). Pine River does not use a specific formula to calculate the variable pay portion of our named executive officers’ compensation. Generally, in determining each executive’s variable pay, Pine River will take into account factors such as the individual’s position, his or her contribution to our business, the performance of the company, market practices, and, with respect to the Chief Financial Officer and General Counsel, the recommendations of our Compensation Committee and its independent compensation consultant, and applies its discretion in considering and weighing such factors.

Equity Incentive Compensation

Our Compensation Committee is responsible for overseeing the equity incentive component of our compensation program, and approves and recommends all equity awards granted pursuant to our Equity Incentive Plan, which awards are then ratified by our Board of Directors.

The equity compensation paid to our named executive officers is designed to drive and reward corporate performance annually and over the long term. We periodically review our equity compensation program to ensure it reflects strong governance practices and the best interests of our stockholders, while striving to meet the following core objectives:

Restricted stock awards that are granted to our named executive officers under our Equity Incentive Plan provide for ratable vesting on an annual basis over a three-year period, with accelerated vesting occurring under certain circumstances, as described in greater detail below under “Potential Payments Upon Termination or Change in Control.” Under certain circumstances, our named executive officers may be required to forfeit their respective restricted stock awards pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Sarbanes-Oxley Act of 2002, applicable stock exchange listing rules, or any clawback or recoupment policy adopted by our Board of Directors or Compensation Committee. The restricted stock awards are treated as issued and outstanding as of the grant date and each named executive officer is entitled to vote the shares and receive dividends as declared and paid thereon; however, the restricted stock remains subject to forfeiture if the executive officer does not comply with the terms of the award agreement, including where the executive officer voluntarily terminates his or her employment with our external manager prior to any applicable vesting dates.

In 2018, our Compensation Committee and Board of Directors approved the grant of an aggregate amount of 501,484 shares of restricted common stock (the “2018 Restricted Stock Awards”) under our Equity Incentive Plan to our named executive officers, which awards are set forth in greater detail below under “Grants of Plan-Based Awards.” The 2018 Restricted Stock Awards were granted to our named executive officers in recognition of our overall development and the financial performance of the business during the fiscal year ended December 31, 2017. Consistent with our compensation philosophy and objectives discussed above, our Compensation Committee considered a number of key company results and developments in determining whether it was appropriate to grant awards for the fiscal year ended December 31, 2017, including that the company:

(1)    Core Earnings is a non-U.S. GAAP measure that, for the year ended December 31, 2017, we defined as comprehensive income (loss) attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains and losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR, certain upfront costs related to securitization transactions, non-cash compensation expense related to restricted common stock, restructuring charges and transaction costs related to the contribution of TH Commercial Holdings LLC to Granite Point). As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs.

When determining the amount of equity awards granted to each of our named executive officers, our Compensation Committee took into account all of the factors described above, as well as the individual’s role and responsibility in attaining the achievements noted above, the individual’s expected and actual job performance, the individual’s ability to influence the outcome of our company’s future performance, the value of the award in retaining and motivating key personnel, comparable compensation data for similarly situated peers and economic and market conditions generally. Our Compensation Committee considered all of these factors in exercising its discretion to determine the equity awards granted to each named executive officer for his or her performance during 2017.

We have not in the past made equity awards on a fixed schedule to our named executive officers, and our Compensation Committee’s decision on whether to approve any equity awards in future periods will depend on a number of factors, including our company’s performance, market trends and practices, expense implications, tax efficiencies or other considerations the Compensation Committee determines to be appropriate in its sole discretion.

Compensation Risk Assessment

We do not believe that our management fee arrangement with PRCM Advisers or our equity compensation practices with respect to our named executive officers create incentives for excessive or unnecessary risk-taking by our management team. The base management fee under the Management Agreement is calculated based on a fixed percentage of stockholder equity and is not dependent upon our financial performance or the performance of our named executive officers. Thus, the base management fee does not create an incentive for our management to take excessive or unnecessary risks. Specifically, the use of stockholders’ equity to calculate the base management fee does not result in leveraged pay-out curves, steep pay-out cliffs, or set unreasonable performance goals and thresholds. Our independent directors review PRCM Advisers’ performance and compensation annually and the base management fee itself cannot be increased or revised without the approval of our independent directors.

We believe that the restricted common stock awards we grant to our named executive officers serve to align the interests of our named executive officers with those of our stockholders and our company over the long term. These awards provide for ratable vesting over a three-year period, with accelerated vesting occurring under certain circumstances, as described in greater detail below under “Potential Payments Upon Termination or Change in Control.” We believe that the vesting restriction is an important retention device and encourages our named executive officers to focus on sustaining our company’s long-term performance and delivering total return to our stockholders rather than encouraging decisions that result in a short-term benefit for our company.

Role of Compensation Consultant in Compensation Decisions

In 2018, our Compensation Committee engaged Pay Governance LLC (“Pay Governance”) as its independent compensation consultant. The compensation consultant provides various services to the Compensation Committee, including advising the Compensation Committee on the principal aspects of our compensation program and evolving industry practices and presenting information to assist the Compensation Committee in determining the appropriate peer group to be used to evaluate the competitiveness of our equity compensation program. Our Compensation Committee considers advice and recommendations received from its compensation consultant regarding compensation matters, including when making decisions with respect to director compensation and executive equity compensation.

Pay Governance does not provide services to our company other than the advice provided to our Compensation Committee, and Pay Governance had advised our Compensation Committee that the payments for fees and direct expense reimbursements it received from us during 2018 were immaterial as a percentage of their income for the period. Pay Governance has also advised us that neither they nor, to their knowledge, any member of their consulting team who provides services to our Compensation Committee owns any shares of our common stock. After considering the foregoing, as well as Pay

Governance’s conflict of interest policies and procedures and the lack of known business and personal relationships between Pay Governance, its team members providing services to our Compensation Committee and its members, and our named executive officers, our Compensation Committee concluded that Pay Governance’s work for it does not raise any conflict of interest concerns.

Role of Named Executive Officers in Equity-Based Compensation Decisions

Our Compensation Committee makes all equity-based compensation decisions related to our named executive officers. Our Compensation Committee receives input from Mr. Siering, our Chief Executive Officer, regarding the equity compensation and performance of named executive officers other than himself, including recommendations as to the equity compensation levels that he believes are commensurate with an individual’s job performance, skills, experience, qualifications, criticality to our company, as well as with our compensation philosophy, external market data and considerations of internal equity. Mr. Siering regularly attends meetings of our Compensation Committee, except when our Compensation Committee is meeting in executive session or when his own equity compensation arrangements are being considered. Our Compensation Committee communicates its views and decisions regarding equity compensation arrangements for our named executive officers to Mr. Siering, who is generally responsible for overseeing the implementation of such arrangements.

Tax Treatment of Compensation

Section 162(m) disallows a federal income tax deduction for any publicly held corporation with respect to individual compensation exceeding $1 million in any taxable year paid to a corporation’s chief executive officer and certain other executive officers. Beginning in 2018, certain changes to Section 162(m) greatly restrict the ability to design compensation for these officers in a way to ensure its deductibility for a company subject to Section 162(m). Because we do not have any employees, we do not believe that Section 162(m) has been or is currently applicable to us and, therefore, we do not currently consider the effects of Section 162(m) on the compensation paid to our named executive officers by our external manager or the degree to which it would be advisable to structure the amount and form of equity compensation to our named executive officers so as to maximize our ability to deduct it. If we were to determine that Section 162(m) was applicable to us, our Compensation Committee retains the discretion to provide compensation in an amount or form that would not be deductible under Section 162(m) in circumstances under which it believes the exercise of such discretion would be in the best interest of our company.

Our Equity Incentive Plan provides that, with respect to awards intended to qualify for relief from the limitations of Section 162(m) of the Code, the maximum number of shares that may underlie awards over any three-year period to any eligible person may not exceed 750,000 as options and 300,000 as other grants. If we were subject to Section 162(m), these limitations on awards would be required under prior Section 162(m) to qualify for deduction of payments to certain officers to settle the awards. As indicated above, management does not believe that Section 162(m) is applicable to us and, moreover, these limitations on awards no longer qualify payments of the awards for deduction; therefore, management does not currently consider and has not previously considered such restrictions in connection with the granting of prior awards. As such, certain individual restricted stock awards previously disclosed in our proxy statements and other filings with the SEC have exceeded 300,000 shares over a three-year period, as permitted under the Equity Incentive Plan. The share limits referenced above have been adjusted to reflect the one-for-two reverse stock split of our outstanding shares of common stock that was effected on November 1, 2017.

Employment Agreements

We do not have any employment agreements with any of our named executive officers.

Pension Benefits or Nonqualified Deferred Compensation

We do not provide any of our named executive officers with pension benefits or nonqualified deferred compensation plans.

Summary Compensation Table

The table below summarizes the equity compensation paid to our named executive officers during the fiscal years ending December 31, 2018, 2017 and 2016. On November 1, 2017, we effected a one-for-two reverse stock split of our outstanding shares of common stock. All per share amounts for all periods presented herein have been adjusted on a retroactive basis to reflect the reverse stock split.

Name and Principal Position	Year	Restricted Stock Awards(1)	All Other Compensation(2)	Total(3)
Thomas E. Siering, President and Chief Executive Officer	2018	$3,299,985	$531,596	$3,831,581
	2017	$2,399,987	$1,739,174	$4,139,161
	2016	$2,399,996	$555,399	$2,955,394
William Roth, Chief Investment Officer	2018	$1,649,985	$377,727	$2,027,712
	2017	$2,399,987	$1,739,174	$4,139,161
	2016	$2,399,996	$555,399	$2,955,394
Brad Farrell, Former Chief Financial Officer	2018	$1,649,985	$257,018	$1,907,003
	2017	$999,996	$822,860	$1,822,856
	2016	$1,250,000	$263,406	$1,513,406
Mary Riskey, Chief Financial Officer	2018	$258,492	$37,197	$295,689
	2017	$159,994	$100,752	$260,746
	2016	$139,996	$25,170	$165,166
Rebecca B. Sandberg, General Counsel and Secretary	2018	$723,991	$111,806	$835,797
	2017	$499,998	$335,564	$835,562
	2016	$449,996	$94,762	$544,758

(1)         See also “Grants of Plan-Based Awards” below. The shares of restricted stock were granted pursuant to our Equity Incentive Plan and will vest in three equal annual installments beginning on the first anniversary of the grant date, so long as the named executive officer complies with the terms and conditions of the applicable award agreement. The values in this column represent the grant date fair value of the restricted stock awards, which grant dates were January 29, 2018, January 26, 2017 and January 27, 2016.

(2)         All Other Compensation paid represents dividends and distributions on unvested shares of restricted common stock. For 2017, these amounts include the value of Granite Point common stock received, based on the $18.78 closing market price of Granite Point common stock on the NYSE on November 1, 2017, in connection with the pro rata dividend of Granite Point common stock to Two Harbors common stockholders.

(3)         Because we do not pay cash compensation to our named executive officers, any such compensation paid to our named executive officers by Pine River is not included in this Summary Compensation Table. See “Cash Compensation” above for information regarding cash compensation paid by Pine River.

Grants of Plan-Based Awards

We adopted our Equity Incentive Plan, which was most recently approved by our stockholders on May 14, 2015, to provide incentive compensation to attract and retain qualified directors, officers, advisers, consultants and other personnel, including PRCM Advisers, its affiliates and employees of PRCM Advisers and its affiliates. Our Equity Incentive Plan is administered by our Compensation Committee and permits grants of restricted common stock, phantom shares, dividend equivalent rights and other equity awards. Our Compensation Committee is authorized to issue up to 6,500,000 shares of our common stock pursuant to our Equity Incentive Plan. As of December 31, 2018, 2,125,725 shares of our common stock remained available for future issuance pursuant to our Equity Incentive Plan.

The following table summarizes each equity award granted to our named executive officers pursuant to our Equity Incentive Plan during the fiscal year ended December 31, 2018. As described above under the section titled “Equity Compensation,” the 2018 Restricted Stock Awards were granted to our named executive officers in recognition of our overall development and the financial performance of the business during the fiscal year ended December 31, 2017.

Name	Grant Date	All Other Stock Awards: Number of Shares(1)	Grant Date Fair Value of Stock Awards(2)
Thomas E. Siering	January 29, 2018	218,253	$3,299,985
William Roth	January 29, 2018	109,126	$1,649,985
Brad Farrell	January 29, 2018	109,126	$1,649,985
Mary Riskey	January 29, 2018	17,096	$258,492
Rebecca B. Sandberg	January 29, 2018	47,883	$723,991

(1)         See also “Summary Compensation Table” above. The shares of restricted stock were granted pursuant to our Equity Incentive Plan and will vest in three equal annual installments beginning on the first anniversary of the grant date, so long as the named executive officer complies with the terms and conditions of his or her restricted stock award agreement.

(2)         The values in this column are based on the $15.12 closing market price of our common stock on the NYSE on the grant date, which was January 29, 2018.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unvested restricted stock awards for each named executive officer as of December 31, 2018.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock Not Yet Vested(1)	Market Value of Shares or Units of Stock Not Yet Vested(2)
Thomas E. Siering	January 29, 2018	218,253	$2,802,369
	January 26, 2017	91,533	$1,175,284
	January 27, 2016	54,570	$700,679
William Roth	January 29, 2018	109,126	$1,401,178
	January 26, 2017	91,533	$1,175,284
	January 27, 2016	54,570	$700,679
Brad Farrell	January 29, 2018	109,126	$1,401,178
	January 26, 2017	38,139	$489,705
	January 27, 2016	28,422	$364,938
Mary Riskey	January 29, 2018	17,096	$219,513
	January 26, 2017	6,102	$78,350
	January 27, 2016	3,183	$40,870
Rebecca B. Sandberg	January 29, 2018	47,883	$614,818
	January 26, 2017	19,070	$244,859
	January 27, 2016	10,232	$131,379

(1)         The shares of restricted stock were granted pursuant to our Equity Incentive Plan and will vest in three equal annual installments beginning on the first anniversary of the grant date, so long as the named executive officer complies with the terms and conditions of his or her restricted stock award agreement.

(2)         The values in this column are based on the $12.84 closing market price of our common stock on the NYSE on December 31, 2018.

Stock Vested in 2018

The following table sets forth information concerning the shares of restricted stock held by our named executive officers that vested during the year ended December 31, 2018.

		Stock Awards
Name	Vesting Date	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Thomas E. Siering	May 14, 2018	37,987	$592,597
	January 27, 2018	54,570	$850,746
	January 26, 2018	45,766	$713,492
William Roth	May 14, 2018	37,987	$592,597
	January 27, 2018	54,570	$850,746
	January 26, 2018	45,766	$713,492
Brad Farrell	May 14, 2018	19,785	$308,646
	January 27, 2018	28,422	$443,099
	January 26, 2018	19,069	$297,286
Mary Riskey	February 12, 2018	1,375	$20,625
	January 27, 2018	3,183	$49,623
	January 26, 2018	3,051	$47,565
Rebecca B. Sandberg	May 14, 2018	6,331	$98,764
	January 27, 2018	10,232	$159,517
	January 26, 2018	9,534	$148,635

(1)         The values in this column for the vesting events on May 14, 2018, February 12, 2018, January 27, 2018 and January 26, 2018 are based on the closing market price of our common stock on the NYSE on such date or, to the extent the NYSE was closed on such date, the closing market price of our common stock on the most recent NYSE trading date prior to the vesting event.

Potential Payments upon Termination or Change in Control

Our Equity Incentive Plan and the restricted stock award agreements with our named executive officers provide for accelerated vesting of any unvested restricted stock awards in the event of termination of service without cause or due to death, disability or retirement and, potentially, in connection with a change in control of our company. The following table sets forth estimates of the potential benefits to our named executive officers in connection with such circumstances, assuming such event occurred on December 31, 2018 and assuming our Compensation Committee exercised its discretion to accelerate vesting of unvested restricted stock awards upon a change in control. The actual payments due upon the occurrence of certain events could materially differ from the estimates provided in the table if such events occur on a different date.

Name	Value of Vesting Restricted Stock(1)
Thomas E. Siering	$4,678,331
William Roth	$3,277,140
Brad Farrell	$2,255,821
Mary Riskey	$338,732
Rebecca B. Sandberg	$991,055

(1)         Comprised of all outstanding shares of restricted stock held by such named executive officer that had not vested as of December 31, 2018. The values in this column are based on the $12.84 closing market price of our common stock on the NYSE on December 31, 2018.

In October 2018, we announced Mr. Farrell’s intention to resign from his position as Chief Financial Officer and Treasurer. Mr. Farrell agreed to stay on with the company through January 31, 2019 (the “Departure Date”) to assist in the transition of his duties and responsibilities. Concurrently with the effectiveness of his resignation from Two Harbors, Mr. Farrell also resigned his employment with Pine River. Prior to his resignation, Mr. Farrell was eligible to receive and received shares of common stock upon the vesting of restricted stock pursuant to the terms of our Equity Incentive Plan. Upon his resignation, all unvested shares of restricted stock were forfeited. In recognition of Mr. Farrell’s willingness to assist in the successful transition of his duties and responsibilities through the Departure Date, Pine River and Mr. Farrell also entered into a separation agreement that provided for, among other things: payment of an annual cash bonus for fiscal year 2018; payment of a pro rated cash bonus for fiscal year 2019; and a payment in consideration for certain non-competition and non-solicitation provisions. Following the effectiveness of Mr. Farrell’s resignation on January 31, 2019, Two Harbors reimbursed Pine River for all amounts of cash consideration paid pursuant to the separation agreement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors reviewed and discussed with management of the company the “Compensation Discussion and Analysis” contained in this proxy statement. Based on that review and discussion, the Compensation Committee recommended that the “Compensation Discussion and Analysis” be included in the company’s proxy statement for the 2019 Annual Meeting of Stockholders.

By the Compensation Committee:

E. Spencer Abraham, Chairperson
James J. Bender
W. Reid Sanders

CEO PAY RATIO DISCLOSURE

In August 2015, the SEC issued final rules implementing the provision of the Dodd-Frank Wall Street Reform and Consumer Protection Act that require U.S. publicly-traded companies to disclose the ratio of their chief executive officer’s compensation to that of their median employee. Disclosure pursuant to such rules is not included herein because the company does not have any employees.

PROPOSAL 2: ADVISORY VOTE RELATING TO EXECUTIVE COMPENSATION

The SEC adopted rules pursuant to Section 951 of the Dodd-Frank Act that require public companies to provide stockholders with periodic advisory (non-binding) votes on executive compensation, also referred to as “say-on-pay” proposals.

As more fully described under the sections of this proxy statement entitled “Executive Officers” and “Certain Relationships and Related Party Transactions,” we are externally managed by PRCM Advisors pursuant to the Management Agreement between us and PRCM Advisers and, consequently, we do not have any employees and have not paid any cash compensation directly to any of our named executive officers. Each named executive officer’s compensation is comprised of cash compensation paid to them directly by the parent company of our external manager, Pine River, and equity awards granted by our company pursuant to our Equity Incentive Plan. The amount of cash compensation paid to each named executive officer is determined by and is the responsibility of Pine River and the amount of the equity awards granted to each named executive officer is the responsibility of the company and determined by our Compensation Committee. For more information regarding our executive compensation, please see “Executive Officers” above.

At the 2018 annual meeting of stockholders, we provided our stockholders with an opportunity to cast an advisory vote regarding our executive compensation. At that meeting, the stockholders approved the proposal, with approximately 96% of the votes cast voting in favor of the proposal.

Similar to last year, at the 2019 Annual Meeting, we are asking you to vote “FOR” the adoption of the following resolution:

“RESOLVED: That the stockholders of the company approve, on a non-binding advisory basis, the compensation paid to the company’s executive officers, as disclosed in the company’s proxy statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and related narrative discussions in the proxy statement.”

Because this say-on-pay vote is advisory in nature, it is not binding on us, our Board of Directors, our Compensation Committee, PRCM Advisers or Pine River. Our Board of Directors has determined that our company will hold an advisory vote on executive compensation on an annual basis. We currently expect to conduct our next advisory vote on executive compensation at our next annual meeting of stockholders in May 2020.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE RELATED TO EXECUTIVE COMPENSATION.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019. Although ratification is not required by our Bylaws or otherwise, our Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. In the event stockholders do not ratify the appointment, the appointment will be reconsidered by our Audit Committee. Even if the selection is ratified, our Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT AND AUDITOR FEES

Audit Committee Report

The Board of Directors has appointed an Audit Committee presently composed of independent directors Stephen G. Kasnet, W. Reid Sanders, and Hope B. Woodhouse. Mr. Kasnet serves as Chair of the Audit Committee. Each of the directors on our Audit Committee is an independent director under the NYSE listing standards and SEC rules. The Board of Directors has determined that each of Mr. Kasnet and Ms. Woodhouse satisfies the definition of financial sophistication and is an “audit committee financial expert,” as defined under rules and regulations promulgated by the SEC.

The Audit Committee’s responsibility is one of oversight as set forth in its charter, which is available on our website at www.twoharborsinvestment.com. It is not the duty of the Audit Committee to prepare our financial statements, to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements and for maintaining internal controls. Our independent registered public accounting firm is responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited financial statements with management and with Ernst & Young LLP, our independent registered public accounting firm for 2018.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB.

The Audit Committee has received from Ernst & Young LLP the written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding Ernst & Young LLP’s communication with the Audit Committee concerning independence, and has discussed Ernst & Young LLP’s independence with Ernst & Young LLP.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2018, be included in our Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC. The Audit Committee also has recommended the appointment of Ernst & Young LLP to serve as the company’s independent registered public accounting firm for the year ending December 31, 2019.

By the Audit Committee:

Stephen G. Kasnet, Chair
W. Reid Sanders
Hope B. Woodhouse

Use of Audit Committee Report

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Report of the Audit Committee is not “soliciting material,” is not deemed to be “filed” with the SEC, and is not to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Exchange Act.

Auditor Fees

We retained Ernst & Young LLP to audit our consolidated financial statements for the years ended December 31, 2018. We also retained Ernst & Young LLP, as well as other accounting and consulting firms, to provide various other services in 2018.

The table below presents the aggregate fees billed to us for professional services performed by Ernst & Young LLP for the years ended December 31, 2018 and 2017:

	Year Ended December 31,

	2018	2017
Audit fees(1)	$1,301,476	$1,753,745
Audit-related fees(2)	56,144	47,300
Tax fees(3)	536,267	381,908
Total principal accountant fees	$1,893,887	$2,182,953

(1)              Audit fees pertain to the audit of our annual Consolidated Financial Statements, including review of the interim financial statements contained in our Quarterly Reports on Form 10-Q, comfort letters to underwriters in connection with our registration statements and common stock offerings, attest services, consents to the incorporation of the EY audit report in publicly filed documents and assistance with and review of documents filed with the SEC.

(2)              Audit-related fees pertain to assurance and related services that are traditionally performed by the principal accountant, including accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews and consultation concerning financial accounting and reporting standards.

(3)              Tax fees pertain to services performed for tax compliance, including REIT compliance, tax planning and tax advice, including preparation of tax returns and claims for refund and tax-payment planning services. Tax planning and advice also includes assistance with tax audits and appeals, and tax advice related to specific transactions.

Auditor Services Pre-Approval Policy

The services performed by Ernst & Young LLP in 2018 were pre-approved by our Audit Committee in accordance with the pre-approval policy set forth in our Audit Committee Charter. This policy requires that all engagement fees and the terms and scope of all auditing and non-auditing services be reviewed and approved by the Audit Committee in advance of their formal initiation.

OTHER MATTERS

Meeting Matters

Our Board of Directors does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by our Board of Directors or others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote on such matters in their discretion to the extent permitted by law.

Stockholder Proposals and Director Nominations for 2020 Annual Meeting

Our 2020 annual meeting is expected to be held on or about May 21, 2020. If a stockholder intends to submit a proposal for inclusion in our proxy statement for our 2020 annual meeting pursuant to Rule 14a-8 under the Exchange Act, the stockholder proposal must be received by the Secretary of Two Harbors Investment Corp., 575 Lexington Avenue, Suite 2930, New York, New York 10022, on or before December 4, 2019. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy card relating to such meeting. We suggest such proposals be submitted by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.

Stockholders may (outside of Rule 14a-8) nominate candidates for election to the Board of Directors or propose business for consideration at our 2020 annual meeting under Maryland law and our Bylaws. Our Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our Board of Directors and the proposal of other business to be considered by stockholders may be made only: (i) pursuant to our notice of the meeting; (ii) by or at the direction of our Board of Directors; or (iii) by a stockholder who was a stockholder of record both at the time of giving the notice required by our Bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions set forth in our Bylaws. Under our Bylaws, notice of such a nomination or proposal of other business must generally be provided to the Secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. In addition, any such nomination or proposal must include the information required by our Bylaws. Accordingly, any stockholder who intends to submit such a nomination or such a proposal at our 2020 annual meeting must notify us in writing of such proposal by December 4, 2019, but in no event earlier than November 5, 2019.

Annual Report

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC, will be sent to any stockholder, without charge, upon written request to Two Harbors Investment Corp., Attention: Investor Relations, 575 Lexington Avenue, Suite 2930, New York, New York 10022. You also may obtain our Annual Report on Form 10-K on the Internet at the SEC’s website, www.sec.gov, or on our website at www.twoharborsinvestment.com. Our 2018 Annual Report, which contains information about our business, but is not part of our disclosure deemed to be filed with the SEC, is also available on our website at www.twoharborsinvestment.com.

Detach Here

TWO HARBORS INVESTMENT CORP.

2019 ANNUAL MEETING OF STOCKHOLDERS

RESERVATION REQUEST FORM

If you wish to attend the webcast of Two Harbors Investment Corp.’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”) at the offices of Stinson Leonard Street LLP (located at 50 South Sixth Street, Suite 2600, Minneapolis, Minnesota 55402), you must complete the following information and return the form to Two Harbors Investment Corp., Attention: Rebecca B. Sandberg, General Counsel and Secretary, 575 Lexington Avenue, Suite 2930, New York, NY 10022. Please note that no members of management or the Board of Directors will be in attendance at Stinson Leonard Street LLP’s offices and you will not have the ability to vote your shares from that location. This form must be received by Two Harbors Investment Corp. no later than May 15, 2019.

Your name and address:

Number of shares of Two Harbors common stock you hold:

Please note that if you hold your shares through a bank, broker or other nominee (i.e., in street name), you may be able to authorize your proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your bank, broker or other nominee to vote these shares. Also, if you hold your shares in street name, you must obtain a proxy executed in your favor from your bank, broker or nominee to be able to vote via the Annual Meeting webcast. If the shares listed above are not registered in your name, identify the name of the registered stockholder below and include evidence that you beneficially own the shares.

Record stockholder:

(name of your bank, broker, or other nominee)

THIS IS NOT A PROXY CARD

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time May 15, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. TWO HARBORS INVESTMENT CORP. 575 LEXINGTON AVENUE, SUITE 2930 NEW YORK, NY 10022 During The Meeting - Go to www.virtualshareholdermeeting.com/TWO2019 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time May 15, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E65301-P16947 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. TWO HARBORS INVESTMENT CORP. The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. E. Spencer Abraham 1b. James J. Bender For Against Abstain ! ! ! ! ! ! 2. Advisory vote on the compensation of our executive officers. 1c. Karen Hammond 1d. Stephen G. Kasnet 3. Ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2019. 1e. William Roth NOTE: The proxies are authorized to vote in their discretion on any matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. 1f. W. Reid Sanders 1g. Thomas E. Siering 1h. James A. Stern 1i. Hope B. Woodhouse Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E65302-P16947 TWO HARBORS INVESTMENT CORP. Annual Meeting of Stockholders May 16, 2019 10:00 AM Eastern Daylight Time This proxy is solicited by the Board of Directors The undersigned hereby authorizes and appoints Thomas E. Siering and Rebecca B. Sandberg, and each of them, as proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders to be held virtually on Thursday, May 16, 2019, at 10:00 a.m. Eastern Daylight Time, and at any postponements or adjournments thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and to otherwise represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the stockholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director, FOR the advisory vote on executive compensation, FOR ratification of the appointment of auditors, and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof. This proxy is revocable. The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the notice and proxy statement relating to the Annual Meeting of Stockholders. Continued and to be signed on reverse side